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                                                                     EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-94852-99) pertaining to the Atlantic Southeast Airlines, Inc. Investment Savings Plan and in the Registration Statement (Form S-8 No. 333-29503), pertaining to the ASA Holdings, Inc. 1997 Nonqualified Stock Option Plan of our report dated February 1, 1999, except for Notes D and N as to which the date is March 22, 1999, with respect to the consolidated financial statements and the financial statement schedules included in this Annual Report (Form 10-K) of ASA Holdings, Inc.



                                     /s/    Ernst & Young LLP



Atlanta, Georgia
March 24, 1999